Exhibit 1.1

CEDAR REALTY TRUST, INC.

(a Maryland corporation)

Common Stock

($0.06 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

August 6, 2013

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

KeyBanc Capital Markets Inc.

RBC Capital Markets, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), KeyBanc Capital Markets Inc. (“KBCM”) or RBC Capital Markets, LLC (“RBC”), as sales agents and/or principals (each, an “Agent”, and collectively, the “Agents”) up to 10,000,000 shares (the “Shares”) of the Company’s common stock, $0.06 par value (the “Common Stock”), on the terms set forth in this ATM Equity OfferingSM Sales Agreement. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-179956) covering the public offering and sale of certain securities of the Company, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Agents and the Shares within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the

1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; and provided further that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Shares (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The base prospectus filed as part of such Registration Statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent(s).

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agent(s), pursuant to Section 3(l) hereof that is furnished to the Agents or such Agent(s), as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

The Company is the sole general partner of Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). The Company owns all of its assets, and conducts substantially all of its business, through the Operating Partnership and its subsidiaries.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Agents at the date hereof, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i) Compliance with 1933 Act Requirements; Accurate Disclosure. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, and at each deemed effective date with respect to the Agents and the Shares pursuant to Rule 430(B)(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, at its effective time or at any Settlement Date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued at the time of any filing with the Commission pursuant to Rule

424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Agents for use in connection with an offering of Shares was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto, or the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued, (c) at the date of this Agreement and any Terms Agreement and (d) at any Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (ii) as of the date of execution and delivery of this Agreement and any Terms Agreement (with such date being used as the determination date for purposes of this clause (ii)) and (iii) at each Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(iv) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus that is required to be filed with the Commission by the Company, including each Issuer General Use Free Writing Prospectus, has been so filed with the Commission in accordance with the requirements of Rule 164 and Rule 433 and each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of any offer and sale of Shares or until any earlier date of which the Company notified or notifies the Agents as described in Section 3(l), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the written information furnished to the Company by the Agents specifically for use therein.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

(vi) Financial Statements; Statistical and Market Related Data; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise indicated in such financial statements. The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and Prospectus. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma and as adjusted adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) Related-Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii) Internal Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.

(x) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated or incorporated by reference therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Company, any of its subsidiaries or any Joint Venture (as defined below) (the “Properties”) has occurred which would be material with respect to the Company and its subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company’s Common Stock, in amounts per share that are consistent with past practice, dividends on the Company’s outstanding preferred stock in accordance with the terms thereof, and regular quarterly distributions on the common and preferred units of limited partnership interest in the Operating Partnership (the “Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no material increase in long-term debt or decrease in the capital of the Company or any of its subsidiaries.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of or other equity interests in any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other entity. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units in the Operating Partnership as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”), is in full force and effect.

(xiii) Joint Ventures. All of the joint ventures in which the Company or any of its subsidiaries owns an interest of greater than five percent and that are currently conducting business (the “Joint Ventures”) are listed on Schedule A hereto. The Company’s (or the subsidiary of the Company’s, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule A. To the knowledge of the Company and the Operating Partnership, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company have been issued or sold in violation of, or were or are subject to, the preemptive or other similar rights of any securityholder of the Company or any other entity and the issue and sale, as applicable, of Shares by the Company pursuant to this Agreement will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(xv) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except for any outstanding convertible preferred units that are described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

(xvi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvii) Authorization and Description of Shares. The Shares have been duly authorized by the Company for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and will be registered pursuant to Section 12 of the 1934 Act. The certificate evidencing the Shares complies or, as of any Settlement Date, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the New York Stock Exchange, Inc. (the “NYSE”). No holder of Shares will be subject to personal liability by reason of being such a holder, and Shares will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xviii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance, sale and delivery of Shares and the use of the proceeds to the Company from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and did not, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiary.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of either the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either the Company or the Operating Partnership, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxii) REIT Qualification. Commencing with its taxable year ended December 31, 1986, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1954, and commencing with its taxable year ended December 31, 1987, the Company has been, and upon any sale of Shares pursuant to this Agreement, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of Shares hereunder or the consummation of the transactions contemplated by this Agreement, except for such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for the approval of the listing of the Shares on the NYSE.

(xxv) Other Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Agents for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus or, to the knowledge of the Company or the Operating Partnership, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Agents’ compensation as determined by FINRA.

(xxvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvii) Title to Property. (A) The Company, each of its subsidiaries and any joint ventures in which the Company or any of its subsidiaries owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or its subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of the Company and its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the shares of Common Stock of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property). “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company, any subsidiary or joint venture obligations, (b) other liens which are expressly described in the Registration Statement, the General Disclosure Package and the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxviii) Investment Company Act. The Company is not required, and upon the issuance and sale of Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxix) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries and none of them nor any of their directors, officers or employees is connected with the Company or any of its subsidiaries as a promoter, selling agent, trustee, director, officer or employee.

(xxx) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi) Tax Returns. The Company and each of its subsidiaries, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect), and all such returns are accurate and complete in all material respects. The Company and each of its subsidiaries have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(xxxii) Absence of Regulation M Violation. Neither the Company nor any of its subsidiaries, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares.

(xxxiii) Registration Rights. Except for the registration rights granted to certain limited partners pursuant to the Operating Partnership Agreement, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement.

(xxxiv) Compliance with the Sarbanes-Oxley Act. There is and there has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(xxxv) Patriot Act. The Company will apply the net proceeds received from the offering as provided in the section captioned “Use of Proceeds” in the Prospectus and, to the best of the Company’s and the Operating Partnership’s knowledge, none of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act.

(xxxvi) OFAC. None of the Company, the Operating Partnership, any of the other subsidiaries of the Company or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Company’s other subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of any sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvii) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (a) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental body or agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with the Agents or any bank, lending or other affiliate of an Agent and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to an Agent or any affiliate of an Agent.

(xl) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xli) Tax Opinion. The Company’s Chief Financial Officer has reviewed the certificate containing factual representations and covenants which is referenced in the tax opinion rendered by Stroock & Stroock & Lavan LLP pursuant to Section 5(c) hereof and, to the extent such representations involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s Chief Financial Officer has had an opportunity to request additional information and obtain an explanation from the Company’s tax advisors and counsel and has done so to the extent any of the terms were unclear to him.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

SECTION 2. Sale and Delivery of Shares.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell Shares through the applicable Agent(s) acting as sales agent or directly to the applicable Agent(s) acting as principal from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which either Merrill Lynch, KBCM or RBC is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c) The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time (a “Suspension”); provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice. If the Company or such Agent shall give notice of a Suspension as aforesaid, then it may rescind such Suspension by notice to the other party, which notice shall be given in the manner described in the immediately preceding sentence.

(d) The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be an amount not to exceed 2% of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e) If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Settlement for sales of Shares will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent(s) (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j) Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k) The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent(s) agree as set forth below. Shares purchased from the Company by the applicable Agent(s), individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s) and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent(s) shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Agents as follows:

(a) Compliance with Commission Requests. The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agent(s), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, or file a new registration statement relating to the Shares in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents or, in the case of an offer and sale of Shares to the applicable Agent as principal, such Agent(s) written notice of such event or condition, (B) prepare any amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, or such Agent(s), as the case may be, with copies of any such amendment or supplement or new registration statement and (C) file with the Commission any such amendment, supplement or new registration statement and use its best efforts to have any amendment to the Registration Statement or any such new registration statement declared effective by the Commission as soon as possible if the Company is not eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement or new registration statement to which the Agents or such Agent(s), as the case may be, or counsel for the Agents shall reasonably object.

(c) Filing or Use of Amendments or Supplements. The Company will give the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), written notice of its intention to file or use (i) any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or otherwise, or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, or such Agent(s), as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, or such Agent(s), as the case may be, or counsel for the Agents shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Agents, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Agent, without charge, as many copies of each preliminary prospectus, if any, as such Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), without charge, upon execution of this Agreement and thereafter, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sales of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agent(s), as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents, or such Agent(s), as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. Each preliminary prospectus, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents or such Agent(s), as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its best efforts to effect the listing of the Shares on the NYSE and, upon such listing, will use its best efforts to maintain such listing and satisfy the requirements for such continued listing.

(k) Notice of Certain Actions. Except during any Suspension, the Company will not, without the prior written consent of the Agents, unless it gives the Agents at least five business days’ prior written notice, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including Units) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including Units) issued in connection with the acquisition of any assets. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of applicable Agent(s), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agent(s) as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent(s) in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n) Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o) Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”), (iii) Company Periodic Report Date and (iv) date on which notice of rescission of a Suspension shall have been given as contemplated by Section 2(c) hereof (each such date, a “Suspension Rescission Date”), and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agent(s) an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report

Date, such Company Periodic Report Date, such Suspension Rescission Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Suspension Rescission Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(p) Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Suspension Rescission Date or Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agent(s) the written opinions and letters of each counsel to the Company (who shall be reasonably acceptable to the Agents or in the case of clause (A) above, such Agent(s), as the case may be) (it being agreed that Stroock & Stroock & Lavan LLP is acceptable)) and counsel for the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date, such Suspension Rescission Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the respective opinions and letters referred to in Sections 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Suspension Rescission Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(q) Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Suspension Rescission Date or Request Date, the Company will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date, such Suspension Rescission Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agent(s), or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Suspension Rescission Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(r) Trading in the Common Stock. The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s) Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t) Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u) Books and Records; Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Operating Partnership and their subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(v) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents in writing and (ii) promptly file, if it is eligible to do so, an automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents in writing, (ii) promptly file a new shelf registration statement on the proper form relating to such Shares, in a form and substance satisfactory to the Agents, (iii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement, as the case may be.

(w) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

(x) Compliance with the Sarbanes-Oxley Act. The Company will take all necessary actions to comply with the provisions of the Sarbanes-Oxley Act.

(y) Transfer Agent and Registrar. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(z) DTC. The Company will cooperate with the Agents and use its best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company.

(aa) Delivery of Documents Following a Suspension. In the event that notice of a Suspension is given and subsequently rescinded, all as provided in Section 2(c) hereof, the Company shall not instruct an Agent to sell any Shares or enter into any Terms Agreement with such Agent until such time as the Agents shall have received an officers’ certificate to the effect specified in Section 3(o), opinions and letter of counsel to the Company and counsel to the Agents to the effect specified in Section 3(p) and an accountant’s letter to the effect specified in Section 3(q), each dated as of the date of delivery thereof to the Agents, and the Company shall have offered such Agent the opportunity to conduct a due diligence review with the Company and its independent accountants.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA, if required, of the terms of sales of Shares, (ix) the fees and expenses of making the Shares eligible for clearance, settlement and trading through the facilities of The Depository Trust Company, (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of Shares caused by a breach of the representation contained in the penultimate paragraph of Section 1(a)(i).

(b) If an aggregate of 2,000,000 Shares have not been offered and sold under this Agreement prior to the second anniversary of the date hereof (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred in connection with this Agreement. The out-of pocket expenses, including fees and disbursements, reimbursed pursuant to this Section 4(b) shall not exceed $75,000 in the aggregate.

SECTION 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement and the Filing of Prospectus. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and has been declared effective by the Commission. The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each preliminary prospectus and Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents.

(b) Opinion of Counsel for the Agents. On the date of this Agreement, the Agents shall have received the favorable written opinion of Sidley Austin LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel for the Company and the Operating Partnership. On the date of this Agreement, the Agents shall have received the favorable opinions of Stroock & Stroock & Lavan LLP, counsel for the Company and the Operating Partnership, dated such date, to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effect as the Agents may reasonably request.

(d) Accountants’ Letter. On the date of this Agreement, the Agents shall have received a letter from Ernst & Young LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e) Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s Board of Directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f) Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) Approval of Listing. The Shares shall have been approved for listing, subject only to official notice of issuance on the NYSE.

(h) No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the offering from time to time of the Shares.

(i) Additional Documents. On the date of this Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(j) Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) by notice to the Company at any time, and such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

SECTION 6. Indemnification.

(a) Indemnification of the Agents. The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein.

(b) Indemnification of Company, Directors and Officers and the Operating Partnership. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent in writing expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agent(s), and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same respective proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agent(s), on the other hand.

The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the applicable Agent(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership and any other subsidiary of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent or the Company or its officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Shares.

SECTION 9. Termination.

(a) This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of five business days prior written notice to the other parties hereto.

(b) The applicable Agent(s) may terminate a Terms Agreement to which they are a party at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE or the Nasdaq Global Market, or (iv) if trading generally on the NYSE, the New York Stock Exchange MKT Equities or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Maryland authorities.

(c) If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agent(s) shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agent(s) shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bears to the purchase obligations of all nondefaulting Agent(s); or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agent(s) or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d) Liabilities. In the event of any termination under this Section 9, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenants set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them c/o Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Thomas J. Opladen, with a copy to David Moran and a copy to ECM Legal; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Fax: 216-689-0845, Attention David Gruber and a copy to Paul Hodermarsky; RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Fax: 212-428-6260, Attention: Equity Capital Markets; and notices to the Company and the Operating Partnership shall be directed to each at 44 South Bayles Avenue, Port Washington, New York 11050, attention of Philip Mays, Chief Financial Officer, fax (516) 767 6497.

SECTION 11. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company and the Operating Partnership or any of their subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agent(s) have advised or are currently advising the Company, the Operating Partnership or any of their subsidiaries or other affiliates on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement, (c) the Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company, the Operating Partnership or any other person or entity with respect to any offering of Shares and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and the Operating Partnership and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Company and the Operating Partnership in accordance with its terms.

Very truly yours, CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer Title: Chief Executive Officer and President

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer Title: Chief Executive Officer and President

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                             INCORPORATED

KEYBANC CAPITAL MARKETS INC.

RBC CAPITAL MARKETS, LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

                                         INCORPORATED

By:	/s/ Jack Vissicchio
Name: Jack Vissicchio Title: Managing Director Co-Head of Americas Real Estate Banking

By: KEYBANC CAPITAL MARKETS INC.

By:	/s/ David J. Gorden
Name: David J. Gorden Title: Managing Director

By: RBC CAPITAL MARKETS, LLC

By:	/s/ Peter Chapman
Name: Peter Chapman Title: Managing Director

SCHEDULE A

Schedule of Joint Ventures

Joint Venture	Cedar Ownership Interest
Fameco Cedar Joint Ventures	60%
PCP Cedar Joint Ventures	40%

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement[, the General Disclosure Package] and the Prospectus and to enter into and perform its obligations under the Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which the Company owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. Each Subsidiary has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or other organization, has corporate, limited partnership, or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement[, the General Disclosure Package] and the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement[, the General Disclosure Package] and the Prospectus, all of the issued and outstanding shares of capital stock, partnership interests, or limited liability company interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, partnership interests, or limited liability company interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement[, the General Disclosure Package] and the Prospectus (except for subsequent issuances, if any, pursuant to the Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement[, the General Disclosure Package] and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement[, the General Disclosure Package] and the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company has been issued or sold in violation of, or was or is subject to, the preemptive, co-sale, tag-along or other similar rights of any securityholder of the Company or any other entity arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any contract to which the Company is a party.

6. All of the issued and outstanding Units have been duly authorized by the Operating Partnership and, assuming that the holders of Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent valid and, subject to the qualifications set forth herein, fully paid and non-assessable limited partner interests in the

Exhibit A-1

Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership’s assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). To our knowledge, except as described in the Registration Statement[, the General Disclosure Package] and the Prospectus, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no preemptive or other similar rights to purchase or subscribe for Units or any other securities of the Operating Partnership.

7. The Shares have been duly authorized by the Company for issuance and sale by the Agents pursuant to the Agreement and, when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth in the Agreement, will be validly issued, fully paid and non-assessable. None of the Shares will have been issued or sold in violation of or be subject to any preemptive or other similar rights of any stockholder of the Company arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any current contract to which the Company is party.

8. The Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

9. The Registration Statement has been declared effective under the Act; any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act without reliance on Rule 424(b)(8) under the Act; [the filing of each Issuer Free Writing Prospectus, if any, has been made in the manner and within the time period required by Rule 433 under the Act;] and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

10. The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (in each case, other than documents incorporated by reference therein and the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is rendered) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

11. The documents incorporated by reference in the Registration Statement[, the General Disclosure Package] and the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the Act, the Exchange Act and the rules and regulations thereunder, as applicable.

12. To our knowledge, without independent verification, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder.

Exhibit A-1

13. The form of certificate used to evidence the shares of common stock of the Company complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and with the requirements of the NYSE.

14. The information in the Registration Statement[, the General Disclosure Package] and the Prospectus under “Description of the Common Stock” and in the Company’s most recent Annual Report on Form 10-K under “Item 1A.—Risk Factors—Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction and depress our stock price,” has been reviewed by us and to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

15. All descriptions in the Registration Statement[, the General Disclosure Package] and the Prospectus of contracts and other documents to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required. To our knowledge, (i) neither the Company nor any Subsidiary is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, and (ii) no default by the Company or any Subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the Registration Statement, including any documents incorporated by reference therein, except for such defaults that would not result in a Material Adverse Effect.

16. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the rules and regulations thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution, delivery or performance of the Agreement or for the offering, issuance, sale or delivery of the Shares.

17. The authorization, execution, delivery and performance of the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement[, the General Disclosure Package] and the Prospectus (including the issuance and sale of the Shares and the use of proceeds to the Company from the sale of Shares as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Company and the Operating Partnership with their obligations under the Agreement did not, do not and will not, whether with or without the giving of notice or lapse of time or both, (a) conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), (b) nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or partnership agreement of the Company or any Subsidiary, as applicable, and (c) nor will such actions result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

Exhibit A-1

18. To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

19. The Company is not required, and upon the issuance and sale of the Shares as contemplated in the Agreement and the application of the net proceeds therefrom as described in the Registration Statement[, the General Disclosure Package] and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any such amendment became effective or as of the “new effective date” with respect to the Agents of the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; [(ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;] or [(iii)] the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Settlement Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-2

FORM OF TAX OPINION OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO

SECTION 5(c)

1.	Commencing with its taxable year ended December 31, 1998, the Company has been operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its actual method of operation through the date of the opinion and its proposed method of operation, as described in the Registration Statement[, the General Disclosure Package] and the Prospectus and as represented by the Company, will enable the Company to continue to so qualify through the end of its current taxable year and thereafter.

2.	The information in the Prospectus Supplement under “Material Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions is correct in all material respects.